UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INVESTMENT MANAGERS SERIES TRUST III
(Exact name of registrant as specified in its charter)

Delaware	See below
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

235 W. Galena Street Milwaukee, WI	53212
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification No.
Shares of beneficial interest, no par value per share of Mast HedgeIndex Adaptive Equities ETF	NYSE Arca, Inc.	41-4507776
Shares of beneficial interest, no par value per share of Mast HedgeIndex Strategic Commodities ETF	NYSE Arca, Inc.	41-4548799
Shares of beneficial interest, no par value per share of Mast HedgeIndex Corporate Arbitrage ETF	NYSE Arca, Inc.	41-4507382
Shares of beneficial interest, no par value per share of Mast HedgeIndex Managed Futures Strategy ETF	NYSE Arca, Inc.	46-0709451

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

033-79858

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are common shares of beneficial interest, no par value per share, of the Mast HedgeIndex Corporate Arbitrage ETF, Mast HedgeIndex Managed Futures Strategy ETF, Mast HedgeIndex Adaptive Equities ETF and Mast HedgeIndex Strategic Commodities ETF (the “Funds”), each a series of the Investment Managers Series Trust III (the “Registrant”). An application for listing of the shares of the Funds have been filed with and approved by NYSE Arca, Inc. A description of the shares is contained in the Prospectus, which is part of the Registrant’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended (File Nos. 033-79858; 811-08544) filed with the Securities and Exchange Commission on June 17, 2026 (Accession No.  0001213900-26-069709). Such description is incorporated by reference herein. Any form of supplement to the Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

(1)(a)	Agreement and Declaration of Trust of Investment Managers Series Trust III is incorporated herein by reference to Post-Effective Amendment No. 24 to Registrant’s Registration Statement on Form N-1A filed with the Securities and Exchange Commission (the “Commission”) on July 13, 1998.

(1)(b)	Amendment No. 1 to the Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(1)(i) to Post-Effective Amendment No. 127 to the Registrant’s Registration Statement on Form N-1A filed with the Commission on November 19, 2024.

(1)(c)	Amendment No. 2 to the Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(1)(ii) to Post-Effective Amendment No. 127 to the Registrant’s Registration Statement on Form N-1A filed with the Commission on November 19, 2024.

(1)(d)	Amendment No. 3 to the Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(1)(iii) to Post-Effective Amendment No. 127 to the Registrant’s Registration Statement on Form N-1A filed with the Commission on November 19, 2024.

(1)(e)	Amendment No. 4 to the Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(1)(i) to Post-Effective Amendment No. 113 to the Registrant’s Registration Statement on Form N-1A filed with the Commission on January 26, 2024.

(2)(a)	Certificate of Trust is incorporated herein by reference to Post-Effective Amendment No. 24 to Registrant’s Registration Statement on Form N-1A filed with the Commission on July 13, 1998.

(2)(b)	Certificate of Amendment to Certificate of Trust is incorporated herein by reference to Post-Effective Amendment No. 24 to Registrant’s Registration Statement on Form N-1A filed with the Commission on July 13, 1998.

(2)(c)	Certificate of Amendment to Certificate of Trust is incorporated herein by reference to Post-Effective Amendment No. 52 to Registrant’s Registration Statement on Form N-1A filed with the Commission on August 1, 2003.

(2)(d)	Certificate of Amendment to the Certificate of Trust is incorporated herein by reference to Exhibit (a)(5) to Post-Effective Amendment No. 113 to the Registrant’s Registration Statement on Form N-1A filed with the Commission on January 26, 2024.

(3)(a)	By-Laws are incorporated herein by reference to Post-Effective Amendment No. 24 to Registrant’s Registration Statement on Form N-1A filed with the Commission on July 13, 1998.

(3)(b)	Amendment to By-Laws dated December 10, 1998 are incorporated herein by reference to Post-Effective Amendment No. 27 to Registrant’s Registration Statement on Form N-1A filed with the Commission on February 8, 1999.

(3)(c)	Amendment to By-Laws dated February 6, 2006 are incorporated herein by reference to Post-Effective Amendment No. 55 to Registrant’s Registration Statement on Form N-1A filed with the Commission on August 1, 2006.

(3)(d)	Amendment to By-Laws dated August 7, 2006 are incorporated herein by reference to Post-Effective Amendment No. 56 to Registrant’s Registration Statement on Form N-1A filed with the Commission on August 1, 2007.

(3)(e)	Amendment to By-Laws is incorporated herein by reference to Exhibit (b)(5) to Post-Effective Amendment No. 113 to the Registrant’s Registration Statement on Form N-1A filed with the Commission on January 26, 2024.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Investment Managers Series Trust III, on behalf of Mast HedgeIndex Corporate Arbitrage ETF, Mast HedgeIndex Managed Futures Strategy ETF, Mast HedgeIndex Adaptive Equities ETF and Mast HedgeIndex Strategic Commodities ETF

August 10, 2026	/s/ Maureen Quill
	Name:	Maureen Quill
	Title:	President and Principal Executive Officer